SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /    Preliminary Proxy Statement
    / /    Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
    /X/    Definitive Proxy Statement
    / /    Definitive Additional Materials
    / /    Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
               Section 240.14a-12

                          SCIOS INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]



                                   Scios Inc.
                              2450 Bayshore Parkway
                         Mountain View, California 94043

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 12, 1998
                                   10:00 a.m.
                                   ----------

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Scios Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 2450 Bayshore Parkway, Mountain View, California 94043, at 10:00 a.m. on Tuesday, May 12, 1998, to consider and act upon the following matters:

         (1)      To elect directors of the Company.

         (2)      To approve amendments to the Company's 1992 Equity Incentive
                  Plan.

         (3) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for fiscal 1998.

         (4) To act upon such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

         Only stockholders of record at the close of business on March 16, 1998 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

                                             By Order of the Board of Directors

                                             JOHN H. NEWMAN
                                             Secretary


Mountain View, California
March 31, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   Scios Inc.
                              2450 Bayshore Parkway
                         Mountain View, California 94043
                                   ----------

                                 Proxy Statement
                         Annual Meeting of Stockholders
                                  May 12, 1998


General

         This Proxy Statement is solicited on behalf of the Board of Directors of Scios Inc., a Delaware corporation (the "Company" or "Scios"), for use at its Annual Meeting of Stockholders to be held at the Company's principal executive offices, 2450 Bayshore Parkway, Mountain View, California 94043, at 10:00 a.m. on Tuesday, May 12, 1998, and at any adjournment or postponement of that meeting. The approximate mailing date for this Proxy Statement and the enclosed proxy is March 31, 1998.

         The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At that time, there were 37,655,474 shares of Common Stock issued and outstanding (net of Treasury Shares).

Voting

         Each share of Common Stock issued and outstanding on the record date is entitled to one vote. The proxy holders will vote all proxies in accordance with the instructions contained in the proxy and, if no choice is specified, the proxy holders will vote in favor of the proposals to elect directors, to approve the amendment of the Company's 1992 Equity Incentive Plan and to ratify the selection of auditors. An automated system administered by the Company's transfer agent tabulates the votes. The presence at the Annual Meeting in person or by proxy of a majority of the shares outstanding as of the record date will constitute a quorum. For quorum purposes, abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each matter is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for any purpose in determining whether a proposal has been approved.

Revocability of Proxies

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person. Attendance at the meeting will not itself revoke a proxy.

Solicitation

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders by the Company. Copies of solicitation material will be furnished without charge to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails
and   through  direct  communication   with   certain  stockholders  or  their
representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. In addition, the Company may determine to engage Corporate Investor Communications, Inc. or another proxy solicitor to solicit proxies and, if it does so, the Company will pay the standard fee for these services, which is estimated to be approximately $3,000.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         A Board of nine (9) Directors will be elected at the Annual Meeting. The term of office of each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below, all of whom are presently Directors of the Company. The candidates receiving a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote will be elected. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If any nominee for any reason is unable or declines to serve, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors to fill the vacancy. Stockholders who desire to nominate persons for election to the Board must comply with the advance notice procedures specified in the Company's Bylaws.

         The   following  is  information  regarding  the  nominees,  including information furnished by them as to their principal occupation for the preceding five-year period, certain directorships and their ages as of March 16, 1998.

                                                            Director
                  Name                   Age                 Since

         Samuel H. Armacost              59                   1995
         Richard L. Casey                51                   1987
         Myron Du Bain                   74                   1989
         Donald B. Rice, Ph.D.           58                   1997
         Charles A. Sanders, M.D.        66                   1997
         Robert W. Schrier, M.D.         62                   1988
         Solomon H. Snyder, M.D.         59                   1992
         Burton E. Sobel, M.D.           60                   1996
         Eugene L. Step                  69                   1993

         Mr. Armacost was elected to the Company's Board of Directors in August 1995. Since September 1990, Mr. Armacost has been a Managing Director of Weiss, Peck & Greer, L.L.C., an investment firm. Previously, he served as Managing Director of Merrill Lynch Capital Markets from 1987 to August 1990, and was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. Mr. Armacost is also a member of the Board of Directors of Chevron Corporation, Exponent, Inc. and SRI International. In addition, Mr. Armacost is on the board of the James Irvine Foundation and the Advisory Board of the California Academy of Sciences, and he is a member of The Business Council.

         Mr. Casey is Chairman of the Board, President and Chief Executive Officer of Scios Inc. He joined Scios in December 1987 and has served as a Director since that time. From early 1985 to 1987, he was with ALZA Corporation as Executive Vice President and President of ALZA Pharmaceuticals. From 1976 to 1985 he worked for Syntex Corporation, in various positions including Director of Marketing Research, Director of Sales, Vice President and General Manager of Syntex Medical Diagnostics. Mr. Casey began his career in pharmaceuticals as a Sales Representative for Eli Lilly and Company. From 1968 to 1970, Mr. Casey served in the U.S. Peace Corps in Ethiopia. Mr. Casey serves on the boards of Guilford Pharmaceuticals Inc., an affiliated publicly-held development-stage neuroscience company located in Baltimore, Maryland; VIVUS, Inc., a publicly-held medical devices company located in Mountain View, California; and Karo Bio AB, an affiliated privately-held biotechnology company located in Stockholm, Sweden.

         Mr. Du Bain was elected a Director of Scios in June 1989. He was Chairman of the Board of Directors of SRI International of Menlo Park, California, a contract research and consulting company, from December 1985 until he retired in December 1989. From 1983 to 1985, he was President and Chief
Executive   Officer  of  Amfac,  Inc.,  a   diversified  distribution  company.
Previously, Mr. Du Bain was Chairman, President and Chief Executive Officer of Fireman's Fund Corporation and Vice Chairman of the Board of American Express Company. He is a member of the Board of Directors of SRI International. He was formerly a member of the Board of Directors of Wells Fargo & Co., Pacific Gas and Electric Co., Pacific Telesis Group, First Interstate Bancorp, Potlatch Corporation, Carter Hawley Hale Stores Inc., The Chronicle Publishing Co., Transamerica Corporation and several other corporations. He was also Chairman of the Board of Directors of the James Irvine Foundation and served on numerous boards of non-profit organizations.

         Dr. Rice was elected a Director of Scios in August 1997. Dr. Rice has been the President and Chief Executive Officer of UroGenesys, Inc. since 1996. Previously, he served as President and Chief Operating Officer of Teledyne, Inc. from 1993 to 1996, as Secretary of the Air Force in the U.S. Department of Defense from 1989 to 1993, and as President and Chief Executive Officer of The RAND Corporation from 1972 to 1989. He was also Assistant Director of the Office of Management and Budget, The White House and was formerly a member of the Board of Directors of Pacific Enterprises and Teledyne, Inc. Dr. Rice is a member of the Board of Directors of Wells Fargo & Company and Vulcan Materials Company.

         Dr. Sanders was elected a Director of Scios in September 1997. He served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994, and was Chairman of the Board from 1992 to 1995. He also served on the Board of Directors of Glaxo plc. Previously, he held a number of positions at Squibb
Corporation, a   multinational  pharmaceutical  corporation,  including  Vice
Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders is a member of the Board of Directors of Magainin Pharmaceuticals, Vertex Pharmaceuticals, Staff Mark, Inc., Kendle International, Trimeris, and Pharmacopeia.

         Dr. Schrier was elected a Director of Scios in August 1988. He has been Professor and Chairman, Department of Medicine, University of Colorado School of Medicine, since 1976. He has held numerous positions in professional societies, including President of the National Kidney Foundation, President of the American Society of Nephrology, President of the Association of American Physicians, and President of the International Society of Nephrology. He received the Pasteur Award from the University of Strasbourg; the John Phillips Award from the American College of Physicians; the David Hume Award from the National Kidney Foundation; the Mayo Soley Award from the Western Society of Clinical Investigation; and honorary degrees from the University of Colorado and DePauw University. He has also served on the editorial boards of numerous professional publications, has authored over 600 scientific articles and has edited numerous medical texts and reference books. He is a member of the Institute of Medicine of the National Academy of Sciences..

         Dr. Snyder was elected a Director in September 1992. Dr. Snyder is Director of the Department of Neuroscience and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry at The Johns Hopkins University, and has been a member of the faculty there since 1966. Dr. Snyder received the Albert Lasker Award for Basic Biomedical Research and
Honorary Doctor of Science degrees from Northwestern University, Georgetown University and Ben Gurion University. Dr. Snyder received the Wolfe Award in Medicine from the government of Israel for research relating to receptors. Dr. Snyder is a member of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Dr. Snyder is also the author of numerous articles and several books. Dr. Snyder is a founder and a director of Guilford Pharmaceuticals Inc.

         Dr. Sobel was elected a Director in February 1996. Dr. Sobel is Physician-in-Chief, E.L. Amidon Professor and Chair of the Department of Medicine at The University of Vermont College of Medicine. Previously, Dr. Sobel was Professor of Medicine at Barnes Hospital, Washington University and Director of its Cardiovascular Division. Dr. Sobel has been a consultant to and served on scientific advisory boards of several pharmaceutical and biotechnology companies. Dr. Sobel has been the recipient of numerous awards, including the American Heart Association's James B. Herrick Award and its Scientific Council's Distinguished Achievement Award, as well as the American College of Cardiology's Distinguished Scientist Award. Dr. Sobel has been the editor of Circulation and, since 1989, has served as editor of Coronary Artery Disease. His memberships and fellowships include the American College of Physicians, Royal Society of Medicine, American Heart Association, American College of Cardiology and the Council of the American Association for the Advancement of Science.

         Mr. Step was elected a Director in February 1993. From May 1956 until he retired in December 1992, Mr. Step was employed by Eli Lilly and Company, most recently as Executive Vice President, President of the Pharmaceutical Division, where he was responsible for U.S. pharmaceutical operations and for the operations of Eli Lilly International. In addition, Mr. Step served on Eli Lilly's Board of Directors and executive committee. Mr. Step was Chairman of the Board of Directors of the Pharmaceutical Manufacturers Association and President of the International Federation of Pharmaceutical Manufacturers Associations. He is a member of the Board of Directors of Cell Genesys Inc., Guidant Corporation, Medco Research Inc., Pathogenesis Corporation and DBT Online Inc.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

               Compensation of Directors -- Standard Arrangements

         Fees. Directors who are not otherwise employed by the Company receive an annual retainer of $12,000 and a fee of $1,000 for attendance at each meeting of the Board of Directors, and $500 for attendance at each committee meeting not occurring within 24 hours of a Board meeting or a telephonic meeting. In the fiscal year ended December 31, 1997, the aggregate compensation paid to eligible non-employee directors (8 individuals) under standard arrangements was $103,500.00. This amount includes payments to Donald B. Rice and Charles A. Sanders, who were elected Directors of the Company in August and September 1997, respectively. Directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings in accordance with Company policy. If Proposal 2 is approved by the stockholders, the annual retainer will be reduced to $8,000 and the fee per meeting day will remain $1,000 and $500 for telephonic meetings.

         Stock Options. Upon election to the Board, each non-employee director is automatically granted an option to purchase 20,000 shares of Common Stock. These options are currently granted under the Company's 1992 Equity Incentive Plan (the "Equity Plan"), which contains provisions for automatic grants to non-employee directors and was approved by stockholders in 1992. Only non-employee directors of the Company are eligible to receive options under the applicable provisions of the Equity Plan, and Mr. Armacost, Mr. Du Bain, Dr. Rice, Dr. Sanders, Dr. Schrier, Dr. Snyder, Dr. Sobel and Mr. Step have each received option grants. Proposal 2 would modify the Company's program of automatic grants to non-employee directors to provide for annual grants. See "Proposal 2, Approval of Amendment of 1992 Equity Incentive Plan".

         Board of Directors. During fiscal 1997, there were 5 meetings of the Board of Directors.

         Audit Committee. The Audit Committee consists of four non-employee directors: Mr. Step (Chairman), Mr. Armacost, Dr. Sanders and Dr. Sobel. Dr. Sanders joined the Committee upon his election as a Director. The Audit Committee met four times in fiscal 1997. Among the committee's functions are recommending engagement of the Company's independent auditors, approving services performed by such auditors, and reviewing and evaluating the Company's accounting systems and its system of internal accounting controls.

         Compensation Committee. The Compensation Committee consists of five non-employee directors: Mr. Armacost (Chairman), Mr. Du Bain, Dr. Rice, Dr. Sanders and Mr. Step. Drs. Rice and Sanders joined the Committee upon their election as Directors. The committee met four times during fiscal 1997. Among the committee's functions are establishing the Company's compensation programs for all employees, fixing the compensation levels of executive officers of the Company, and administering and making awards under the Company's incentive programs.

         Nominating Committee. The Nominating Committee consists of four non-employee directors: Mr. Du Bain (Chairman), Dr. Rice, Dr. Schrier and Dr. Snyder. Dr. Rice joined the Committee upon his election as a Director. The committee met twice in fiscal 1997. Among the committee's functions are recommending nominees to serve on the Board of Directors, recommending size and composition of the Board based on studies conducted by the committee, making recommendations to the Board regarding stockholders' comments as to composition of the Board, making recommendations concerning membership of Board committees and Board and committee fees, and consulting with the Board of Directors and management to determine criteria for nominations. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendations, together with the nominee's qualifications and consent to being considered as a nominee, should be sent to the Secretary of the Company no later than November 30, 1998 in order to be considered for election at the 1999 Annual Meeting of Stockholders.

         In fiscal 1997, all Directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members except for Dr. Schrier who attended only 29%. In addition, Dr. Sanders was not able to attend any of the November meetings following his election as a director.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

                              Beneficial Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 16, 1998 by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) each Director, (iii) each of the executive officers named in the Summary Compensation Table included herein and (iv) all Directors and executive officers of the Company as a group.

                                                  Beneficial Ownership(1)
                                        ---------------------------------------
                                        Beneficially           Approximate
Officers, Directors &                      Owned                 Percent
5% Stockholders                           Shares(2)              of Class
-------------------------------------------------------------------------------

Samuel H. Armacost                       36,000                    *
Richard L. Casey                        402,759(3)                 1%
Myron Du Bain                            52,500(3)                 *
Donald B. Rice, Ph.D.                    12,666                    *
Charles A. Sanders, M.D.                  2,333                    *
Robert W. Schrier, M.D.                  17,800                    *
Solomon H. Snyder, M.D.                  11,333                    *
Burton E. Sobel, M.D.                     9,000                    *
Eugene L. Step                           21,000                    *

Elliott B. Grossbard, M.D.              197,617                    *
John H. Newman                          166,049(3)                 *
John A. Lewicki, Ph.D.                  152,567                    *
Armin H. Ramel, Ph.D.                    85,254                    *

All officers and directors as a
  group (13 persons)                  1,166,878(3)                 3%

----------
* less than 1%
(1) Unless otherwise indicated below and subject to community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2) For Mr. Armacost, Mr. Casey, Mr. Du Bain, Dr. Rice, Dr. Sanders, Dr. Schrier, Dr. Snyder, Dr. Sobel, Mr. Step, Dr. Grossbard, Dr. Lewicki, Mr. Newman and Dr. Ramel, and all officers and directors as a group, includes 11,000; 359,999; 22,500; 2,666; 2,333; 17,500; 1,333; 9,000;
         20,000;  193,333;  136,666;  103,999; 83,666;  and 963,995 shares, respectively, issuable upon exercise of outstanding options exercisable within sixty days of March 16, 1998.

(3) With respect to Mr. Casey, includes 8,737 shares held in a trust for the benefit of Mr. Casey's children, of which Mr. Casey and his wife are trustees. With respect to Mr. Du Bain, includes 25,000 shares held in a revocable living trust for the benefit of Mr. Du Bain and his wife; Mr. Du Bain is a trustee of such trust. With respect to Mr. Newman, includes 7,000 shares held in his spouse's IRA account and 2,000 shares held in a trust for the benefit of Mr. Newman's children, of which Mr. Newman and his wife are trustees.

         The Company is not aware of any material proceeding to which any Director or executive officer of the Company or any associate of any such Director or executive officer is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and holders of more than ten percent (10%) of the Company's Common Stock ("10% Holders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         The Company believes that during the fiscal year ended December 31, 1997, its Directors, executive officers and 10% Holders complied with all
Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its Directors, executive officers and certain other reporting persons.

                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by the Company's Chief Executive Officer and each of its four other most highly compensated executive officers at December 31, 1997 for the fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                         Long-Term
                                                         Compensation
                         Annual Compensation             Awards

                                                         Securities
Name                                                     Underlying    All Other
and                                                      Stock         Compen-
Principal                          Salary     Bonus(1)   Options       sation(2)
Position                   Year     ($)         ($)       (#)           ($)
--------                   ----    -------    -------    -------       ----

Richard L. Casey           1997    $400,000         --        --       $3,000
  Chairman of the          1996    $400,000   $120,000   100,000       $3,000
  Board, President         1995    $400,000         --   120,000       $3,000
  and Chief Executive
  Officer

Elliott B. Grossbard, M.D. 1997    $246,064         --    19,000       $3,000
  Senior Vice President    1996    $218,500   $105,000(3)  9,375       $3,000
  of Development           1995    $208,000    $60,577(3) 39,000       $3,000

John H. Newman             1997    $212,500         --    19,000       $3,000
  Senior Vice President,   1996    $185,500    $65,000     9,375       $3,000
  General Counsel &        1995    $178,500    $24,425    39,000       $3,000
  Secretary

John A. Lewicki, Ph.D.     1997    $222,000         --    12,000       $3,000
  Vice President           1996    $215,500    $40,000     6,250       $3,000
  of Research              1995    $208,000    $24,904    39,000       $3,000

Armin H. Ramel, Ph.D.      1997    $208,000         --    14,000       $3,000
  Vice President of        1996    $202,000    $42,000     6,250       $3,000
   Product Development     1995    $195,700    $20,084    37,000       $3,000

---------------
(1) Except as is further described in footnote 3 below, bonus amounts represent the value of awards under the Company's Employee Incentive Plan. Awards to executive officers under this plan are determined annually by the Compensation Committee. The Compensation Committee determined that in lieu of cash bonuses for 1997 performance, the Company would grant stock options to Dr. Grossbard, Mr. Newman, Dr. Lewicki and Dr. Ramel in February, 1998 in the following share amounts: 18,500, 13,500, 10,000 and 7,000, respectively.

(2) Consists of Company matching contributions under the 401(k) Profit Sharing Plan and Trust, which was established in 1986. As of December 31, 1997, the Company made matching contributions of 100% of participant contributions, up to a maximum of $3,000 per participant per plan year. Employee contributions are at all times 100% vested. The Company's contributions vest based on years of service: 0% for less than one year; 25% for one but less than two years; 50% for two but less than three years; and 100% for three or more years. Federal tax laws impose an overall limit on the amount that may be contributed by participants each year under 401(k) plans.

(3) Dr. Grossbard's bonuses for 1996 and 1995 include forgiveness of $30,000 and $25,000 respectively, in each year under a loan made to him at the time he joined the Company.

                        STOCK OPTION GRANTS AND EXERCISES

      In the Company's efforts to recruit the best available talent in a competitive labor market, the Company grants stock options to provide equity incentives. The Company has granted stock options under the 1983 Incentive Stock Option Plan (expired by its terms on March 5, 1993), the 1986 Supplemental Stock Option Plan (expired by its terms on January 16, 1996), the 1989 Non-Employee Director Stock Option Plan (expired by its terms on June 30, 1994), the Equity Plan and the 1996 Non-Officer Stock Option Plan.

      The following table provides information on stock options held by the executive officers named in the Summary Compensation Table, including information as to grants and exercises for the fiscal year ended December 31, 1997.

                        Option Grants in Last Fiscal Year

                                                                                Potential Realizable Value at
                                                                                Assumed Annual Rates of Stock
                            Individual Grants                                   Price Appreciation for Option Term
--------------------------------------------------------------------------      -----------------------------------
                  No. of            % of
                  Securities        Total
                  Under-            Options
                  lying             Granted to       Exercise
                  Options           Employees        or Base      Expira-
                  Granted1/         in Fiscal        Price        tion
Name                (#)             Year             ($/Sh)       Date          0%($)        5%($)          10%($)
----              --------          ---------        --------     --------      -----        -----          ------

R. Casey          --                --               --           --            --           --             --

E. Grossbard      19,000            2.31%            $6.13        02/03/07      0            $73,188        $185,472

J. Newman         19,000            2.31%            $6.13        02/03/07      0            $73,188        $185,472

J. Lewicki        12,000            1.46%            $6.13        02/03/07      0            $46,224        $117,140

A. Ramel          14,000            1.70%            $6.13        02/03/07      0            $53,928        $136.663

---------
(1) These options vest in monthly installments commencing on January 1, 1997 and ending on December 31, 2001. See "Compensation Committee Report" for additional information on these stock options. All grants in this table were made pursuant to the 1992 Equity Incentive Plan.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values


                                                    Number of Securities              Value of Unexercised,
                        Shares                     Underlying Unexercised             In-the-Money Options
                     Acquired on     Value           Options at FY-End                     at FY-End
 Name                  Exercise     Realized     Exercisable   Unexercisable       Exercisable(1)  Unexercisable(1)
 ----                  -------      --------     ----------------------------      -------------------------------
                         (#)          ($)                   (#)                                 ($)

R. Casey               0            0            540,000       220,000             $1,487,500      $787,750

E. Grossbard           0            0            185,000        62,375               $306,875      $194,523

J. Newman              0            0            136,500        57,375               $339,125      $175,148

J. Lewicki             0            0            170,000        57,250               $412,500      $172,516

A. Ramel               0            0             77,000        55,250               $298,375      $167,516

---------

(1) Based on the fair market value of the Company's Common Stock at December 31, 1997 ($10.00) minus the exercise price of the options.

                         COMPENSATION COMMITTEE REPORT (1)

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels. In 1997, the Committee was composed of Mr . Armacost, Mr. Du Bain and Mr. Step and, after their election to the Board, Dr. Rice and Dr. Sanders. None of these directors were officers or employees of the Company.

Compensation Philosophy

         The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

          The Company pays competitively with leading biotechnology and other companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets its pay parameters based on this review.

          The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

          The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

--------
(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings in whole or in part, including this Proxy Statement, neither this Report nor the Performance Graph in this Proxy Statement shall be incorporated by reference into any such filings.

         The primary components of executive compensation are base salary, annual incentives and long-term equity incentives. Over the last five years, the Committee has not granted a salary increase to the CEO and has granted modest salary increases over the last three years to other executives. These actions reflect the Committee's intent to lower the relative percentage of fixed compensation (base salary) and increase the relative percentage of variable pay or pay based on performance (long-term equity incentives). In addition, the Committee elected to distribute annual incentive awards to executives for 1997 performance in the form of additional stock option grants made in February, 1998 that vest over four (4) years.

         The Committee's objective in general is to set each component of executive compensation at the market average when compared to a nationwide survey of the biotechnology industry (the "comparator group"). In 1997, the comparator group contained approximately 300 companies. Many of the companies in the comparator group are included in the Performance Graph included in this Proxy Statement.

         Base Salary. The Committee annually reviews each executive officer's base salary against the base salaries paid for similar positions by companies within the comparator group. A range of salary levels is established by this comparison centered on the 50th percentile salary in the comparator group for comparable positions. Within this range, the Committee subjectively considers individual factors, including individual performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices, as well as the extent to which the Company achieved its corporate objectives described in the section below entitled Annual Incentive. From year to year, the relative weighting of the individual components and the corporate performance component may differ from officer to officer, and can be expected to change over time in response to the Company's development stage and the evolution of the biotechnology industry.

         Annual Incentive. The Employee Incentive Plan, an annual incentive award plan, is the variable pay program for officers and other employees of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal -- building stockholder value. For fiscal 1997, these objectives, listed in order of relative importance, were:

                  completing the key development benchmarks for the Company's lead products - AURICULIN(R) anaritide, NATRECOR(R) hBNP and FIBLAST(R) trafermin - that had been identified for accomplishment in 1997

                  securing   commercial  partners  for  certain of the Company's
                  technologies and commercial operations

                  financial performance related to the Company's cash utilization and expanding the sales and profits derived from the Company's commercial operations group, which markets certain products to psychiatrists and mental health clinics identifying and developing additional products from the Company's research pipeline as candidates for clinical testing

         After the end of the year, the Committee evaluates the degree to which the Company has met its objectives and, at the discretion of the Committee, establishes a total incentive award pool under the Employee Incentive Plan. Individual awards are determined by evaluating the Company's overall performance and by evaluating each participant's performance against objectives for the year. The incentive award pool is then allocated based on the assessment of each participant's contribution to achievement of corporate and individual objectives. In prior years, awards were paid in cash and distributions were made in the February following the performance year. As part of its effort to increase the relative portion of total compensation to executives that is paid in the form of long-term equity incentives, the Committee elected to distribute annual incentive awards to executives for 1997 performance in the form of additional stock option grants vesting over four years. These awards were made in February, 1998.

         In February, 1998, the Committee determined that while the Company accomplished significant achievements in fiscal 1997, not all of its key corporate objectives that are outlined above were met. The Committee concluded that the following goals were met: advancing NATRECOR into Phase III trials; preparations for the NATRECOR NDA filing and facilities inspections that would follow successful completion of clinical programs; ongoing assistance to Kaken Pharmaceutical Co., Ltd., the Company's FIBLAST licensee in Japan, and to American Home Products Corporation, the Company's Partner for FIBLAST in stroke and vascular disease; and certain financial objectives. The Committee determined that in 1997 the Company had not been successful in filing an NDA for AURICULIN or advancing other projects to the degree planned. Based on the Company's performance, the Committee determined that the total incentive pool for participants in the Employee Incentive Plan would be 50% of the maximum possible pool. Based on its assessment of individual contribution to achievement of corporate and individual objectives, the Committee determined the incentive award for each of the seven executives on the Company's corporate management committee reflecting their 1997 performance and distributed it in the form of an additional stock option grant vesting over four (4) years.

         Long-Term Incentives. The Company's long-term incentive program for officers consists of the 1983 Incentive Stock Option Plan, (expired March 5,
1993), the 1986 Supplemental Stock Option Plan (expired January 16, 1996) and the 1992 Equity Incentive Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants have been made at or above 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at companies in the comparator group and the Company's philosophy of significantly linking executive compensation with stockholder interests. In addition, the Committee considers the terms and number of options previously awarded in determining the size of option grants.

         In 1995, 1996 and 1997, the Committee reviewed the equity incentives of executive officers and made additional grants in each year to remain competitive with the comparator group and maintain appropriate long-term incentives for key individuals. These grants will vest during 1997 through 2001. The Committee believes the approach of making grants that vest over an extended time period creates an appropriate focus on longer term objectives and promotes executive retention.

         Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's CEO and to each of the other four most highly compensated executive officers. The Company intends that the long-term incentive compensation paid to these executives will be deductible by the Company under Section 162(m). In 1997, the Board and stockholders approved amendments to the 1992 Equity Incentive Plan intended to meet the requirements of Section 162(m).

Chief Executive Officer Compensation

         In the fall of 1992, the Committee retained Hewitt Associates (an international employee compensation and benefits consulting firm) to conduct a comprehensive review of the base salaries and incentive compensation of all executive officers as compared to a comparator group. Following the Hewitt Associates review, the Committee set Mr. Casey's 1993 base annual salary at $400,000. This amount, in addition to the annual incentive provided by the Employee Incentive Plan, was estimated to provide an annual cash compensation level at the average of the comparator group. In setting this amount, the Committee took into account (i) its belief that Mr. Casey is one of the CEOs of leading biotechnology companies with significant and broad-based experience in the pharmaceutical industry, (ii) the scope of Mr. Casey's responsibility, especially following the merger with Nova Pharmaceutical Corporation, and (iii) the Board's confidence in Mr. Casey to lead the Company's continued development.

         For 1994 through 1997, the Committee elected to maintain Mr. Casey's base salary at $400,000, the same level as 1993. In doing so, the Committee has intended to increase the relative portion of Mr. Casey's total compensation that is variable pay, which is based on achievement of the corporate objectives annually established by the Board and on increases in the Company's stock price. See "Compensation Philosophy-Annual Incentive" and "Compensation Philosophy-Long-Term Incentive" above.

         In February, 1996, the Committee determined that it would enhance Mr. Casey's incentive to build long-term stockholder value by granting Mr. Casey an option to purchase 100,000 shares of stock that will vest in the year 2000. At the time of this grant, the Committee determined that it would not make an additional grant to Mr. Casey during 1997.

Conclusion

         In summary, the Compensation Committee believes that, through the plans and actions described above, a significant portion of the Company's compensation program and, in particular, Mr. Casey's compensation are contingent on Company performance, and that realization of benefits is closely linked to achievement of key corporate objectives that will produce increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the Company's business environment.

                                                    COMPENSATION COMMITTEE
                                                    Samuel H. Armacost, Chairman
                                                    Myron Du Bain
                                                    Eugene L. Step
                                                    Donald B. Rice
                                                    Charles A. Sanders


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1997, Scios paid $57,468.80 in portfolio management fees to Weiss, Peck & Greer, L.L.P., an investment firm of which Mr. Armacost is a managing director. Such fees were paid in the normal course of business.

                                PERFORMANCE GRAPH

         The rules of the Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing five-year stockholder returns on an indexed basis with the Nasdaq Stock Market (U.S.) and either a nationally recognized industry standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Pharmaceutical Stocks Index for the purpose of the performance comparison that appears below. The graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) and the Nasdaq Pharmaceutical Stocks Index on December 31, 1992. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 Comparison of Five Year Cumulative Total Return
                Among Scios Inc., Nasdaq Stock Market (U.S.) and
                       Nasdaq Pharmaceutical Stocks Index

EDGAR representation of data points used in printed graphic

                           Scios                 Nasdaq Stock Market           Nasdaq Pharm
                           -----                 -------------------           ------------

          12/31/92         100.000               100.000                       100.000
           1/29/93          82.432               102.847                        92.948
           2/26/93          72.973                99.010                        71.341
           3/31/93          75.676               101.876                        71.984
           4/30/93          64.865                97.528                        72.740
           5/28/93          64.865               103.354                        75.720
           6/30/93          60.811               103.832                        75.860
           7/30/93          62.162               103.954                        73.683
           8/31/93          72.973               109.327                        77.609
           9/30/93          81.081               112.583                        82.242
          10/29/93         118.919               115.114                        89.515
          11/30/93         112.162               111.682                        87.551
          12/31/93         110.811               114.796                        89.132
           1/31/94         101.351               118.281                        91.842
           2/28/94          93.243               117.177                        83.574
           3/31/94          79.730               109.971                        72.698
           4/29/94          85.135               108.544                        69.773
           5/31/94          72.297               108.809                        68.831
           6/30/94          68.919               104.830                        63.455
           7/29/94          68.919               106.980                        65.375
           8/31/94          82.432               113.800                        72.469
           9/30/94          72.973               113.509                        71.469
          10/31/94          72.973               115.740                        69.026
          11/30/94          64.865               111.900                        69.331
          12/30/94          71.622               112.214                        67.084
           1/31/95          83.784               112.843                        70.798
           2/28/95          89.189               118.811                        73.472
           3/31/95          82.432               122.334                        72.422
           4/28/95          72.973               126.186                        74.456
           5/31/95          38.514               129.442                        75.395
           6/30/95          43.919               139.932                        84.228
           7/31/95          45.946               150.218                        91.480
           8/31/95          44.595               153.262                       102.300
           9/29/95          44.595               156.787                       105.244
          10/31/95          39.189               155.888                       101.302
          11/30/95          41.892               159.549                       106.385
          12/29/95          46.622               158.699                       122.722
           1/31/96          58.108               159.482                       133.452
           2/29/96          53.378               165.552                       130.874
           3/29/96          49.324               166.101                       127.685
           4/30/96          51.351               179.882                       134.277
           5/31/96          79.054               188.141                       138.823
           6/28/96          71.622               179.660                       124.029
           7/31/96          60.811               163.658                       110.568
           8/30/96          62.162               172.828                       118.580
           9/30/96          66.892               186.048                       126.865
          10/31/96          62.162               183.993                       121.139
          11/29/96          62.162               195.367                       119.411
          12/31/96          66.385               195.192                       123.079
           1/31/97          64.189               209.064                       133.429
           2/28/97          77.703               197.506                       134.288
           3/31/97          73.649               184.612                       116.886
           4/30/97          50.676               190.384                       109.958
           5/30/97          68.243               211.969                       126.527
           6/30/97          68.919               218.452                       126.180
           7/31/97          86.486               241.510                       129.780
           8/29/97          81.081               241.142                       128.240
           9/30/97         105.405               255.404                       141.556
          10/31/97          88.514               242.129                       134.322
          11/28/97          81.757               243.326                       130.203
          12/31/97         108.108               239.527                       127.185

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         In 1993, the Company formed Guilford Pharmaceuticals Inc. ("Guilford"). Mr. Casey and Dr. Snyder are directors of Guilford. The Company currently owns approximately 7% of the outstanding stock of Guilford. In 1997, Guilford rented space from the Company, for which it paid $255,150.


                                   PROPOSAL 2
               APPROVAL OF AMENDMENT OF 1992 EQUITY INCENTIVE PLAN

         In February 1992, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1992 Equity Incentive Plan (the "Equity Plan"). In February 1998, the Nominating Committee, as part of its duty of overseeing the compensation of non-employee directors, reviewed the stock option grants to non-employee directors made by a comparator group of 26 biotechnology companies. That review disclosed that the shares of Common Stock currently being vested by non-employee directors of the Company on an annual basis under stock option grants is lower in number and value than the average number of shares being vested on an annual basis by non-employee directors of the comparator companies. The Nominating Committee and the Board believe that this puts the Company at a disadvantage in terms of recruiting and retaining directors. Subject to stockholder approval, the Nominating Committee has proposed and the Board of Directors has approved a change in the automatic stock option grants to non-employee directors under the Equity Plan. This Proposal now seeks stockholder approval for that change. The Nominating Committee and the Board believe that increasing the portion of director compensation represented by stock options would further align non-employee directors' interests with stockholders and provide further incentive to build long-term stockholder value.

         Stockholders are requested in this Proposal to approve an amendment of the Equity Plan to provide that each non-employee director of the Company shall automatically be granted, at each annual meeting where the director is elected to the Board, a supplemental stock option to purchase ten thousand (10,000) shares of the Company's Common Stock. This would replace the current automatic stock option granting practices as approved by stockholders in 1992. The Equity Plan currently provides that upon election to the Board each new non-employee director receives an option to purchase 20,000 shares of the Company's Common Stock vesting over a five (5) year period of service as a director of the Company. At five year intervals thereafter assuming continued service as a director, each non-employee director receives an option to purchase an additional 10,000 shares of the Company's Common Stock vesting over a five (5) year period. All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                  The essential features of the Equity Plan that are applicable to non-employee directors are outlined below:

GENERAL

         Non-employee directors are only eligible for the grant of nonstatutory stock options under the Equity Plan. The granting and terms of such options are subject to the following special provisions of the Equity Plan. Except as described below, Non-Employee Director Options are subject to the same provisions of the Equity Plan applicable to other nonstatutory stock options.

         Automatic Grants. As amended, the Equity Plan would provide for the automatic grants of options to purchase shares of Common Stock of the Company to non-employee directors. Pursuant to the terms of the Equity Plan, at each annual election, a non-employee director shall automatically be granted an option to purchase 10,000 shares of the Company's Common Stock. The number of shares automatically granted will be prorated for any person who is elected as a non-employee director for the first time at other than a regular annual meeting of stockholders. The first grant under the revised schedule will not be made until approval of this Proposal by the stockholders at the 1998 Annual Meeting of Stockholders.

         Term. Non-Employee Director Options under the Equity Plan have a ten year term; however, each such option will terminate prior to the expiration date if the optionee's service as a non-employee director terminates. In that event, the Non-Employee Director Option will terminate twelve months following the date of termination of service, unless the termination of service is due to the optionee's death or disability, in which case the option will terminate on the earlier of the expiration date or eighteen months following the date of the optionee's death or disability. The term of a Non-Employee Director Option may be extended if exercise within the periods is prohibited for specified reasons.

         Exercise Price; Payment. The exercise price of each Non-Employee Director Option under the Equity Plan must be equal to the fair market value of the Company's Common Stock on the date of grant. Payment of the exercise price is due in full in cash at the time of exercise when the number of shares being purchased is less than 1,000 shares; when the number of shares being purchased is 1,000 or more shares, the optionee may elect to make payment under one of the following alternatives: (i) in cash at the time of exercise; (ii) payment by delivery of shares of the Company's Common Stock already owned by the optionee for at least six months; or (iii) payment by a combination of the methods specified above.

         Exercise. Non-Employee Director Options under the Equity Plan, as it is proposed to be amended will become exercisable in twelve equal monthly installments after the date of grant. Subject to the satisfaction of certain conditions, each option will be exercisable with respect to each installment on or after the date of vesting applicable to such installment.

         New  Plan   Benefits.   Following   approval  of  the  Proposal,   each
non-employee director will be automatically granted at the May 1998 Annual Meeting of Stockholders, and at each subsequent annual meeting at which such director is reelected, an option to purchase 10,000 shares of the Company's Common Stock. The exercise price of each option will be the closing price of the Company's Common Stock on the grant date. In the aggregate, the eight non-employee directors will receive in May, 1998, options to purchase 80,000 shares at the May 1998 Annual Meeting. Thereafter, a grant will be made automatically to each non-employee director at the time of each reelection of the director at an Annual Meeting of Stockholders.

FEDERAL INCOME TAX INFORMATION

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option to the non-employee director. Upon exercise of a nonstatutory stock option, the non-employee director normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the non-employee director. Upon disposition of the stock, the director will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

         The foregoing discussion is not a complete description of the federal income tax aspects of stock awards to non-employee directors granted under the Equity Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

The Board of Directors unanimously recommends a vote FOR proposal 2.

                                   PROPOSAL 3
                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon recommendation of the Audit Committee, the Board of Directors of the Company appointed Coopers & Lybrand L.L.P. to be the Company's independent auditors for the fiscal year ending December 31, 1998.

         Services provided to the Company and its subsidiaries by Coopers & Lybrand with respect to the fiscal year ended December 31, 1997 included examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the SEC, and consultations concerning information systems and various tax matters.

         Coopers & Lybrand has audited the Company's financial statements annually since the Company's inception in 1982. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They do not expect to make a statement, but will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Coopers & Lybrand as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify this selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         Ratification of the selection of Coopers & Lybrand as the Company's independent auditors for fiscal year 1998 will require the affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

                                  OTHER MATTERS

         The Board of Directors does not know of other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

                   STOCKHOLDER PROPOSALS - 1999 ANNUAL MEETING

         Stockholders are entitled to present proposals for action at a forthcoming stockholder meeting if they comply with the requirements of the proxy rules. Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than November 30, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                                 By Order of the Board of Directors

                                 JOHN H. NEWMAN
                                 Secretary
March 31, 1998

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  DETACH HERE


                                   SCIOS INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 12, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard L. Casey and John H. Newman, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Scios Inc., to be held at the offices of the Company, 2450 Bayshore Parkway, Mountain View, California, on May 12, 1998 at 10:00 a.m. and at any adjournment or postponement thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

     Please sign, date and return this proxy in the envelope provided, which requires no postage if mailed in the United States.


                                                         -----------
                                                         SEE REVERSE
        CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
                                                         -----------

                                  DETACH HERE

      PLEASE MARK
/ X / VOTES AS IN
      EXAMPLE

-------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals 1,2 and 3.
-------------------------------------------------------------------------------
1.   Election of Directors.
NOMINEES: Samuel H. Armacost, Richard L. Casey, Myron Du Bain, Donald B. Rice, Charles A. Sanders, Robert W. Schrier, Burton E. Sobel, Solomon H. Snyer, Eugene
L. Step

          FOR            WITHHELD                      MARK HERE
          / /              / /                         IF YOU PLAN
                                                       TO ATTEND
                                                       THE MEETING    / /
/ / __________________________________________
    For all nominees except as noted above
                                                       MARK HERE
                                                       FOR ADDRESS
                                                       CHANGE AND
                                                       NOTE BELOW     / /

2.   To ratify and aprove amendments to                FOR    AGAINST    ABSTAIN
     the Company's 1992 Equity Incentive Plan.         / /      / /        / /

3.   To ratify the election of Coopers &               FOR    AGAINST    ABSTAIN
     Lybrand LLP as the Company's independent          / /      / /        / /
     auditors for fiscal 1998.


(Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnerhsip, please sign in partnership name by authorized person.)


Signature:_________________ Date:______ Signature:_________________ Date:_______